Exhibit 10.48

                      MANAGING DIRECTOR'S SERVICE AGREEMENT
                      -------------------------------------

                                     between

Yale Industrial Products GmbH, Velbert

Represented by the shareholder, Duff Norton Company, Inc. USA

                                              (hereinafter called the "Company")


And

Mr. Wolfgang Wegener

Winzermarkstrabe 85, 45529 Hatigen

                                        (hereinafter called "Managing Director")


                                    Preamble

For approval and adjustment of the service agreement concluded between the Managing Director and the sole shareholder in 1986 including the embodied benefit commitment the parties declare the following provisions legally binding as content of the existing agreement between them.




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                                      - 2 -


                                     ART. 1
                                     ------

Mr. Wegener has been appointed as Managing Director of the Company with effect from January 1, 1986. His employment is subject only to the terms and conditions hereinafter set forth, which replace all stipulations of the former employment agreement mutually cancelled herewith.


                                     ART. 2
                                     ------

(1) The Managing Director shall place his working capacity exclusively at the disposal and services of the Company and shall promote the interest of the Company to the best of his ability. In conformity with the task incumbent upon him as "Geschaftsfuhrer, he shall, if necessary, be at the disposal of the Company also outside normal business hours.

(2) For the duration of this Agreement the Managing Director shall not engage in any competitive business nor in any kind of commercial business either for his own account or for the account of a third party. He shall without prior written consent in writing of the Company not exercise any other professional activity nor participate, directly or indirectly, in any other enterprise or in any other business, nor support any other enterprise or business in any other way, either with or without remuneration. Engagements of the Managing Director in other companies of the Duff Norton Group, especially as their Managing Director, are expressively excluded of this.

(3) Due to the above prohibition of any spare time work and competition, the Managing Director shall not be prevented from participation in other companies by acquiring listed securities or shares.


                                     ART. 3
                                     ------

The Managing Director shall - jointly and in cooperation with such other Managing Director or Directors of the Company as may be appointed from time to time - run the business and affairs of the Company in accordance with the Law, the Articles of Association as well as in accordance with the directives and/or instructions given to him from time to time by the Shareholders' Meeting. The Managing Director shall be bound to comply with such directives and instructions.



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                                      - 3 -


                                     ART. 4
                                     ------

(1) In consideration of the services rendered and the obligations undertaken thereunder, the Managing Director shall receive

     (a) a fixed gross annual salary amount to DM 260,832 payable in twelve equal monthly installments, at the end of each month, in addition vacation allowance, Christmas bonus, and other social security benefits in accordance with the collective agreement provisions. Possible overtime work will be settled hereby as well.

     (b)  Further  an  additional   salary   according  to  the  enclosed  bonus
          regulation in its current version, which constitute each an integral part of this agreement.

     (c) In case that the Managing Directors enters or leaves the Company within a calendar year he shall receive the aforesaid remuneration proportionally.

(2) The fixed salary shall be reviewed annually. Then the economic development of the company, the personal performance of the Managing Director and the increase in the cost of living shall be taken into account in an adequate way.

(3) The Company shall reimburse the Managing Director for reasonable expenditure and disbursements that he may incur on travel undertaken on the instructions or in the interest of the Company and for reasonable representation purposes in the interests of the Company in the form of proper vouchers. If no such vouchers are submitted, the Company will reimburse the Managing Director for his traveling expenses at the maximum globally daily expense rates for employees recognized by the tax authorities from time to time.

(4) The Company puts a company owned car at the Managing Director's disposal for the time being a Mercedes 280 E-model, which he may use also for private purposes. The Managing Director has to pay tax on the monetary benefit from the private use. The parties reserve to settle further details by a separate car letting agreement, which becomes an integral part of this agreement too.



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                                      - 4 -

(5) The Company approves the benefit commitment embodied in the not dated service agreement of 1986 granted to the Managing Director according to the incorporated benefit regulation for managerial staff of Eaton GmbH, Velbert as of September 1, 1971 with the supplements of March 10 and 23, 1978 as well as April 30, 1982.

     The benefit regulation as well as the above mentioned supplements are attached as appendix.

     According to the single contractual commitment of December 12, 1988 the former tenure of office with Eaton GmbH (January 1, 1976 till December 31,
     1985) will be dynamically credited. A credit of these former years in office takes place also for the determination of probable non-forfeitable pension expectancies with regard to the basis as well as in respect of the amount (Section 1 and Section 2 BetrAVG). The originally non-forfeitable expectancies at Eaton GmbH which in view of the credit were undertaken by the Company with a free of debt effect for Eaton GmbH and an asset in the amount of DM 47,771 was transferred for it in 1988.

     An offset of pension payments against benefits from the statutory pension insurance shall not take place.

(6) The parties reserve to settle the payment and the contribution towards insurance premiums, as for example old age pension insurance, pension fund, whole-life insurance, health insurance or personal accident insurance, by a separate agreement which becomes an integral part of this agreement.

(7) Other activities of the Managing Director in other companies of the Duff Norton Group especially as their Managing Director shall be settled by the above stated salary regulation.


                                     ART. 5
                                     ------

(1) The Managing Director shall be obliged to notify the Company without delay of any disability for service of its reasons and its foreseeable duration.



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                                      - 5 -


(2) In case of sickness the Managing Director shall be obliged, prior to the end of the third calendar day after the beginning of his disability for service, to submit a certificate of a physician about the disability and its foreseeable duration. Should such disability for service prevail for a longer time than stated in the certificate, the Managing Director shall be obliged to submit a new certificate of a physician within three days.

(3) In case that the Managing Director shall be unable to carry out his work because of illness not caused through his fault, he will be granted payment during illness for a period up to 6 months.


                                     ART 6.
                                     ------

(1)  The Managing Director shall be entitled to an annual vacation of 30 working
     days.  The  timing  of  such  vacation   shall  be  coordinated   with  the
     shareholders taking into account the business requirements.

(2) If the Managing Director is not able to take the annual vacation in whole or in part until March 31, of the following year, the loss of vacation shall be compensated on the basis of the fixed salary.


                                     ART. 7
                                     ------

(1) The Managing Director shall keep absolute secrecy regarding the activities and the affairs of the Company and/or its shareholders and/or the other companies of the Duff Norton Group as well as regarding all information whatsoever received or acquired by him in exercise or as a result of or otherwise in connection with his activities of the Company in respect of the Company and/or its shareholders and/or other Companies of The Duff Norton Group and in particular not to use them or let them use to the detriment of the Company, especially in respect of their products, working and distribution methods, manufacturing processes, experience and inventions of any description, unless they are in public domain.

(2) Upon termination of this Service Agreement, the Managing Director shall deliver to the Company all data and documents, evidence and correspondence relating to the Company and/or the other companies of the Duff Norton Group or their products. This shall also apply to personal notes and private correspondence of the Managing Director, as far as the same concerns the Company and/or other companies of the Duff Norton Group.



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                                      - 6 -


                                     ART. 8
                                     ------

(1) With regard to the missing protection of the Managing Director against unfair dismissal the parties agree upon the payment of a compensation in order to provide an adequate and transitional supply in case that the Managing Director will leave the company on company's order and no reason exists which would justify termination without notice.

     The compensation for each complete year of his activity as managing director amounts to 1.5 times of his monthly salary paid on an average of the last 3 calendar years according to Article 4 Subchapter (1) of the Service Agreement. The compensation amounts to 36 monthly salaries at most according to Article 4 Subchapter (1) and is payable at the end of the Service Agreement.

(2) If the Managing Director will leave the company after having reached the age of 65 years according to Article 9 Subchapter (5) he is not entitled to a compensation payment.

(3) In case of a termination of the employment relation subsequent to the completion of the 55th year of age of the Managing Director due to a termination by the Company without an important ground that is founded in the person of the Managing Director entitling to a termination without notice, the Managing Director is entitled to the benefits provided fir in the benefit regulation in case of premature retirement after completion of the 55th year of age whereby only the years of office up to the premature retirement will be credited. An additional actuarial reduction or the application of the reduction factors provided for in appendix 6 of the benefit regulation shall not apply for parts of the pension out of income up to the double as well as for parts of the pension exceeding the double of the income limit for the assessment of contributions of the statutory pension insurance.

     Subsequent to the completion of the 60th year of age the Managing Director the waiver of all reduction provisions according to chapter 6 of the benefit regulation will also apply in case of the termination of the Managing Director himself.



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                                     ART. 9
                                     ------

(1)  This Service Agreement is concluded for an undetermined period of time.

     This Service Agreement may be terminated by either party by observing a period of notice of six months until the end of any calendar quarter year.

(2) The right to terminate the employment forthwith for important reason shall remain unaffected.

(3)  Any notice of termination has to be given in writing.

(4) Upon notice of termination have been given for whatever reason by whatever party, the Company shall be entitled at any time before the effective termination or expiration of the Service Agreement to grant leave of absence to the Managing Director and to suspend and to dispense him from his further services partly or wholly and waive them, however, without prejudice to the rights and obligations of the parties otherwise existing under this Agreement.

(5) This Service Agreement shall end automatically, without a notice of termination being necessary, when the month in which the Managing Director has completed the age of 65 years has elapsed.



                                     ART. 10
                                     -------

     The Company shall have the right at any time to appoint further Managing Directors beside the Managing Director, and to rearrange the power of representation in respect of the Company (sole representation or joint representation). Nothing in this Contract shall restrict the right of the Company to revoke and the cancel the appointment of the Managing Director as "Geschaftsfuhrer" of the Company at any time, subject to whatever rights the Managing Director may have by the terms and conditions of this Service Agreement until the date of its effective expiration or termination.




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                                     ART. 11
                                     -------

(1) In the event that any of the provisions contained in this Agreement should be or become invalid for any reason whatsoever, such invalidity shall not affect the validity of the remaining contractual provisions. An invalid provision shall be replaced by a new clause, which guarantees the sense and purpose of the invalid provision as far as possible.

(2) The provisions of this Service Agreement shall replace all previously made verbal or written agreements. Each change or amendment to this Agreement including this clause shall require a written agreement between both parties to make it valid.

(3) This Service Agreement is subject to the laws of the Federal Republic of Germany. Exclusive place of jurisdiction shall be at the place of the office of the Company. The German version of this Agreement prevails.

(4) The Managing Director confirms that he has received today an executed copy of this agreement signed by the Company.


1996, this 31st day of December



For Yale Industrial Products GmbH
By Duff Norton Company, Inc.


/S/ ROBERT L. MONTGOMERY                              /S/ WOLFGANG WEGENER
------------------------                              --------------------
Treasurer                                             Managing Director